UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 2, 2017

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                     ☐

Item 2.05.    Costs Associated with Exit or Disposal Activities.
On June 1, 2017, The Medicines Company (the “Company”) commenced implementation of a workforce reduction in connection with the Company’s voluntary discontinuation and market withdrawal of IONSYS in the United States and the cessation of related commercialization activities, effective June 19, 2017, with the New Drug Application for IONSYS remaining open to December 31, 2017. The voluntary discontinuation and withdrawal from the market of IONSYS is not due to any safety or product quality concerns.
The workforce reduction will result in the Company reducing its personnel by approximately 60 employees, representing approximately 15% of the Company’s workforce. The Company expects to record a pre-tax charge of approximately $270 million to $280 million associated with the discontinuation and market withdrawal of IONSYS in the United States market, of which approximately $270 million is expected to relate to non-cash impairment charges (including inventory obsolescence charges) and up to $10 million is expected to relate to cash severance and other employee costs. The Company expects the charges will be recognized in the second quarter of 2017. The Company expects to realize estimated annualized cost savings from the voluntary discontinuation and market withdrawal of IONSYS of approximately $35 million.
Safe Harbor
Statements contained in this Current Report on Form 8-K about The Medicines Company, the voluntary discontinuation and market withdrawal of IONSYS in the United States market, expected charges and cost savings, and all other statements contained herein that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates,” “estimates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include such factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on May 5, 2017, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: June 2, 2017	By:	/s/ Stephen M. Rodin
Stephen M. Rodin
Executive Vice President and General Counsel

3